Exhibit 99.3

CSWC Investor Presentation Script – December 2, 2014

Safe Harbor

Before the call begins, I would like to remind everyone that certain statements made in the course of this call constitute forward-looking statements and may not be based on historical information. The forward-looking statements are based on management's current expectations and beliefs, and they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described or implied in the forward-looking statements. I refer you to the Company's filings made with the SEC, including the Form 8-K filed earlier today, for more detailed discussions of the risks and factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements made today. The Company undertakes no duty to update any forward-looking statements that are made during the course of this call.

Hosting the call today are Joseph Armes, Chairman and Chief Executive Officer of Capital Southwest and Bowen Diehl, the Company’s Chief Investment Officer.

INTRO – JOE

Good morning and thank you for joining today’s call. I am excited to provide some additional details regarding our transformative plans to separate Capital Southwest into two stand-alone, publicly traded companies as outlined in the press release we issued earlier today.

After joining Capital Southwest last year, we conducted a thorough review of the business and quickly came to understand that we had a unique opportunity to unlock the significantly understated value of certain of our control assets and to refocus our activities as a BDC in order to maximize the BDC structure for our shareholders. Over the years, Capital Southwest has successfully assembled an attractive portfolio of industrial investments, however, the Company’s existing structure restricted our ability to maximize the value of those investments. In addition, the concentration of our long-term equity investments has limited our ability to make certain additional investments. The net result of all of this is that our stock has consistently traded at a steep discount to NAV. In short, we were operating two businesses under one roof and both were hamstrung by the current structure.

After reviewing the strategic alternatives available to us with the assistance of financial and legal advisors, the Board determined that establishing two independent companies with distinct growth strategies was the most effective way to enhance shareholder value today and in the future. Therefore, we have proposed spinning off certain of our complementary control assets into a standalone diversified industrial growth company, enabling the legacy Capital Southwest to capitalize on its BDC structure. Let me start first by elaborating on the Industrial Co., after which I will hand it over to our Chief Investment Officer Bowen Diehl to discuss what the future looks like for Capital Southwest.

JOE – INDUSTRIAL CO.

Capital Southwest has owned these industrial businesses for several decades, and they have developed into substantial operating entities. This transaction will unencumber these companies from a sub-optimal structure and create a stronger growth platform for these assets, with the capital and corporate structure designed to maximize their potential as part of a diversified industrial growth company. We expect the new operating structure will also be supported by a strong balance sheet with zero net debt initially, providing significant financial flexibility to invest in organic growth opportunities, drive synergies across the product lines, and make strategic acquisitions.

The newly created diversified industrial growth company will initially operate in two primary industry verticals: industrial products and specialty chemicals.

Before digging into the individual businesses, I’d first like to review some reasons why our industrial companies have been so successful to date:

•	First, our product portfolio includes some very strong brands in their respective industries, with exceptional customer loyalty and name recognition. Some of these brands include RectorSeal # 5 and Kopr-Kote, each leaders in their respective categories.

•	Second, our industrial business lines are supported by strong distribution networks, which have historically driven organic growth on innovative new products brought to the market, and enabled successful execution and integration of acquisitions.

To the latter point, acquisitions have been an important part of our strategy for more than 20 years, and we have completed more than 30 acquisitions since 1991. We intend to build upon this strategy going forward, through disciplined investment in organic growth initiatives of our existing products, and a continued program of strategic acquisitions within our industry verticals.

Next, I’d like to walk you through the individual business units which will be included in the transaction:

•	RectorSeal is a leading manufacturer of specialty chemicals and control devices used in plumbing, HVAC, electrical and industrial applications. The company is based in Houston Texas. Some of its key products include RectorSeal #5, which is an industry leading multi-purpose pipe thread sealant, along with other control devices, condensation controls and refrigerant locking caps. RectorSeal is the largest business included in the transaction, and generated fiscal-year 2014 revenue of $109.3 million, with EBITDA margins of 22%.

•	The second largest portfolio company included in the transaction is Whitmore Manufacturing. The company is located in Rockwall Texas, and is a leading provider of innovative lubricant products and systems designed to increase productivity, reliability and lifespan of mission critical operating equipment. The company primarily serves the Mining, Rail, and Industrial markets and is recognized as a leading industry brand with a rich history dating back more than 120 years. Based on fiscal-year 2014 operating results, Whitmore generated revenue of $57.8 million, and EBITDA margins of 22%.

•	Lastly, Jet-Lube is a global leader in lubricants for oilfield, water well, and industrial applications. Its brands include Kopr-Kote, which is a low-friction, anti-seize lubricant. Jet-Lube is the industry standard in oil and gas drilling, and generated fiscal-year 2014 revenue of $51.1 million, with EBITDA margins of 19%.

Each of these businesses is well-established with a scalable platform and a proven track record. To that point, each has delivered positive revenue growth over the past 3-years of 9%, 15%, and 6% at RectorSeal, Whitmore, and Jet-Lube, respectively. Top-line performance has translated to a double-digit CAGR of EBITDA over the same period in each of these business lines, led by a CAGR of 30% for RectorSeal, 13% for Whitmore, and 17% for Jet-Lube. We expect to build on this momentum following the transaction, and have set the following initial strategic priorities in place:

•	First, we intend to broaden our operations management team ahead of the spin, in order to drive operating performance across the organization. Specifically, we are creating a Chief Operating Officer role and will soon add an executive with significant relevant operating experience.

•	Second, we intend to organize each of these businesses by industry vertical, to maximize synergies across the portfolio, drive organic growth opportunities and reduce redundant costs.

•	Lastly, as a consolidated entity we expect to streamline our operations through best practices, particularly with respect to capital allocation, and corporate governance. Financial reporting of the consolidated entity will provide greater transparency into the businesses.

Now I’d like to turn the call over to Bowen Diehl, our Chief Investment Officer who the Board expects to name CEO of Capital Southwest after the transaction closes.

BOWEN - BDC

Thank you Joe. I’m happy to be a part of this exciting and transformative process. I’d like to spend a few minutes talking about my background, a brief history of Capital Southwest and how today is the beginning of a back-to-basics approach for the legacy business.

I joined Capital Southwest earlier this year as Senior Vice President and Chief Investment Officer, after spending almost 20 years in the financial services, private equity and lending industries. Most recently, I spent 13 years at American Capital, co-running its Sponsor Finance Group since 2007. During my tenure at American Capital, I was directly involved in investments representing over $1.1 billion of capital invested in debt and equity securities in 15 platform companies over a variety of industries. In almost all of these platforms, the investments represented multiple securities in multiple layers of the capital structure. I was fortunate to have gained valuable experience while at American Capital that I believe has equipped me well to contribute to Capital Southwest. I believe this is a fantastic opportunity to use my training and experience to unlock value for Capital Southwest's shareholders and, to use a phrase, “reboot” the legacy Capital Southwest business.

Capital Southwest was established in 1961 and elected to become a BDC in 1988. Capital Southwest has created a long legacy of providing capital to the middle market and partnering with management to support many businesses over many decades and economic cycles. Throughout its history, Capital Southwest has created significant value for its shareholders. Indeed, some of those success stories are the businesses that are contemplated to be spun off in this transaction, as they represent tremendous value creation over several decades and remain today very attractive growth platforms for the future.

Nonetheless, these businesses, and the value of our investments in them, have grown to the point that the concentration of value represented by these control equity positions creates significant regulatory obstacles to investing directly in their continued growth. In addition, due to their being separate portfolio companies, the ability to move capital from one business to another to fund the most attractive growth projects is tax inefficient. All of this while not taking full advantage of Capital Southwest’s RIC tax pass through status. As Joe said, we essentially have two business models under one roof. One is an industrial growth company with a set of highly profitable, high growth businesses, and the other is an all-equity focused investment company; both exist under one regulatory structure fit for neither. So we have undergone a full review of all of our options, and in the end, we believe the spinoff of these complementary industrial assets and the re-positioning of Capital Southwest as a more traditional debt-focused BDC is the best way to unlock value for our shareholders and focus the two business models, independently, on their respective growth and value creation opportunities.

As a traditional BDC, the new Capital Southwest intends to align our strategy with our structure by building an investment portfolio that generates attractive risk-adjusted returns, primarily consisting of investment income, in order to take full advantage of our RIC status. As a result, the new Capital Southwest will be better positioned to distribute, tax-efficiently, income to our shareholders. By pursuing the more traditional BDC investment goal of income generation, we should be able to distribute a market-based dividend to our shareholders allowing the market to value our company based on a sustainable dividend yield, which should result in a valuation at or above NAV over time.

More specifically, Capital Southwest will invest primarily in debt securities, consisting of senior “unitranche”, second lien and subordinated debt, while gaining some equity exposure through equity co-investments alongside our debt. We’re excited to let the industrial companies prosper on their own without being encumbered by the BDC RIC structure, while capitalizing on an extraordinary opportunity to reposition our portfolio. Ultimately, our shareholders will have the opportunity to participate in the future of both companies, and we believe the new structures will unlock significant value in both businesses not possible in today’s combined state.

As you have seen in recent portfolio announcements regarding the sales of our large public equity positions in Alamo Group and Encore Wire, we are refocusing our portfolio. While the company undergoes the spinoff process over the next several months, we plan to continue to opportunistically convert certain of our legacy investments into cash and seek new investments consistent with our new strategy. Once the spin-off has been completed, the new Capital Southwest is expected to have an initially unlevered asset base of between $200 million and $250 million, much of which will be in cash. From that base, we will build our new investment portfolio. By incorporating up to 1:1 debt/equity leverage, as allowed by the BDC regulations, we see a path to $500+MM in capital to invest. Finally, I should mention, that Capital Southwest has a subsidiary that is licensed to operate as an SBIC. We plan to seek ways to build a business and generate shareholder value in that entity.

There is a lot that needs to be accomplished before the spinoff is complete, but today is an important first step. I’m excited to get to work in re-creating Capital Southwest and creating significant long-term shareholder value.

Now I’d like to hand the call back to Joe who will say a few closing words.

JOE

Thanks Bowen. Bowen is a modest guy, so I would note that one of the primary reasons I recruited him so aggressively was that I knew that he had a successful track record and experience in building and managing a high-performing origination and portfolio management team. So I am confident that Bowen is the right executive to lead the legacy Capital Southwest business.

Before opening the call up for questions, I’d like to reiterate our excitement about this transformation of our Company.

For our Industrial Co., we look forward to the opportunity to expand these businesses under a new structure and improved growth platform, and are excited about its growth prospects going forward.

For our BDC, we will take full advantage of our corporate and regulatory structure by deploying capital through long-term debt instruments that will generate current income for shareholders. We believe that the current regulatory environment provides attractive opportunities for non-bank lenders and that this lending activity should improve the Company’s valuation so that over time it trades at or around Net Asset Value.

Thank you. Operator…

Required Legal Notices

Additional Information and Where to Find It
Capital Southwest intends to file with the SEC a proxy statement in connection with the proposed spin-off transaction. The definitive proxy statement will be sent or given to Capital Southwest shareholders and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAPITAL SOUTHWEST AND THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Capital Southwest with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain, when available, free copies of the proxy statement at Capital Southwest’s website at www.capitalsouthwest.com by clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link or by contacting Capital Southwest by mail at Capital Southwest Corporation, 5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas, 75240, Attn: Corporate Secretary, or by telephone at 972-233-8242.

Participants in the Solicitation
Capital Southwest and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Capital Southwest shareholders in connection with the proposed transaction and may have direct or indirect interests in the proposed transaction. Information about Capital Southwest’s directors and executive officers is set forth in Capital Southwest’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on June 17, 2014, and its Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which was filed with the SEC on June 3, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Capital Southwest by contacting Corporate Secretary by mail at Capital Southwest Corporation, 5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas, 75240, Attn: Corporate Secretary, by telephone at 972-233-8242, or by going to Capital Southwest’s Investor Relations page on its corporate website at www.capitalsouthwest.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Capital Southwest will file with the SEC.